SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2002

CALYPTE BIOMEDICAL CORPORATION.
Exact name of Registrant as specified in its Charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-20985 Commission File No.	06-1226727 I.R.S. Employer Identification

1265 Harbor Bay Parkway, Alameda, CA	94502
Address of principal executive offices	Zip Code

(510) 749-5100
Registrant’s telephone number, including area code

ITEM 5. OTHER EVENTS

The Registrant (the “Company”) amends and supplements the Form 8-K Reports filed on November 12, 2002 and December 10, 2002, as of December 23, 2002.

The November 12, 2002 8-K reported that the Company entered into a financing agreement with Mercator Momentum Fund LP (“Mercator”) as of September 12, 2002. The agreement with Mercator provided for a credit facility up to the sum of $2,000,000 at 12% interest per annum due on September 12, 2004 or in the event of sale or merger of the Company. In connection with the Mercator financing agreement, a debenture was issued to Mercator which further provides for a conversion feature wherein Mercator could convert principal and interest due on the debt obligation to shares of common stock of the Company at the average of the lowest three inter-day trading prices over the twenty (20) consecutive trading days immediately prior to the conversion. The conversion price is equal to eighty-five percent (85%) of the trading market price, with a floor of $.05 per share. The terms of the September 12, 2002 financing further provided for the Company to pay a commitment fee of ten percent (10%) of the total credit facility on closing of the initial $550,000 traunch. Additionally, the Company further granted registration rights for the underlying shares of the debenture and agreed to file a registration statement within 45 days (October 28, 2002), registering 200% of the amount of common stock necessary for conversion of the initial funding ($550,000). The Agreement also provided that, in the event of a default with respect to the Company’s failure to file a registration statement, which registration statement is not approved within 90 days thereafter, the Company shall issue to Mercator 10,000 shares of the Company’s common stock a day for the time of the default until said default is corrected up to the lower of 18% per annum or the highest rate permitted by law. The Company subsequently amended the Mercator Debenture to extend the default in the registration provision for an additional 45 days (December 11, 2002). The Company and Mercator entered into a further Amendment to extend that date upon which to file a registration for the aforementioned shares to January 21, 2003 and, thereafter, have now agreed to extend the date to file a registration to February 18, 2003 as stated in the Amendment Agreement annexed hereto as exhibit 10.122.

Additionally, and as a part of the Amendment Agreement entered into with Mercator, the Company and Mercator agreed that the prior conversion ($250,000) of a portion of the $550,000 Convertible-Debenture issued to Mercator on September 12, 2002 converted by Mercator into 3,726,029 shares of Common Stock on October 24, 2002 would be rescinded and an amended Debenture issued to Mercator in the sum of $250,000, and the 3,726,029 shares of Common Stock were returned to the Company’s authorized unissued shares, as the Company required the availability of shares of Common Stock for corporate purposes. The Company incorporates by reference herein all of the information contained in the Form 8-K filed on November 12, 2002. Additionally, the Amended Agreement annexed hereto as Exhibit 10.122 sets forth the terms of the agreed to rescission.

The terms of the 12% Convertible Debenture dated as of October 22, 2002 and as reported in the Form 8-K Report filed on December 10, 2002 have also been amended. In the original agreement, the Company had agreed to file a registration for the underlying shares for the 12% Convertible Debenture in the sum of $300,000 and for 3,000,000 warrant shares on or before January 21, 2003. By the terms of the Amended Agreement, the time to file a registration for the underlying shares has been extended through February 18, 2003 to coincide with the time for the September debenture. The Company incorporates by reference herein the Form 8-K filed on December 10, 2002. Exhibit 10.122, attached hereto, further references the extension granted by Mercator.

ITEM 7. EXHIBITS

10.122	Copy of Amendment to Agreement with Mercator Momentum Fund, LP dated as of December 23, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	Alameda, California
January 21, 2003

CALYPTE BIOMEDICAL CORPORATION
(Registrant)

/s/ Richard D. Brounstein
Richard D. Brounstein Executive Vice President and Chief Financial Officer